Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the

Sarbanes - Oxley Act of 2002

In connection with the Quarterly Report of Boston Acoustics, Inc. (the “Company”) on Form 10-Q for the period ending September 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Debra A. Ricker, Principal Financial Officer of the Company, certify, solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) as applicable of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Debra A. Ricker
Debra A. Ricker
Vice President - Finance
(Principal Financial Officer)
November 9, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in the typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.